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                                                                 EXHIBIT 10.6(I)


                                 AMENDMENT NO. 1


                  WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of February 1, 1996 (the "Employment Agreement"), and desire to amend the Employment Agreement; and

                  WHEREAS, Section 13 of the Employment Agreement permits amendment thereof;

                  NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants hereby made, the mutual benefits to be derived from this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Employment Agreement as follows:

                  1. Effective August 1, 1996, the first sentence of Section 2 is amended to read as follows:

                  "Lone Star shall pay Executive a salary ("Salary") at the rate of $350,000 per annum until the effective date of termination of this Agreement."

                  2. Effective November 20, 1996, Section 3(b) is amended to read as follows:

                           "(b) In the event that this Agreement is terminated
by the Executive pursuant to Section 4 below or Lone Star terminates this Agreement pursuant to Section 3(a) above, Executive shall be entitled to a severance payment in an amount
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equal to Executive's Salary for the period from the effective date of the termination through the date one year (18 months, in the case of a termination pursuant to Section 4) after the effective date of the termination (the "Severance Period"). Severance shall be paid in lump sum on the effective date of the termination. In addition, the Executive shall continue to receive life insurance and medical insurance under the Company's Executive Medical Plan for Active Employees (as in effect as of the date of this Agreement) provided pursuant to Sections 5 and 6 hereof during the Severance Period (which is in addition to, and not in lieu of, benefit continuation under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA")). Severance pay pursuant to this Section shall be in lieu of severance pay pursuant to any Lone Star severance policy (except that the supplemental retirement benefit and all other provisions of the Supplemental Agreement shall remain in full force and effect)."

                  3. Effective November 20, 1996, Section 5 is amended to read as follows:

                           "5. Executive shall participate in Lone Star's 401(k)
savings plan and vacation and holiday programs and other benefits in the same manner as other executive salaried employees of Lone Star and in accordance with the terms thereof; provided that Executive shall not participate in any short term disability insurance plan, long term disability insurance plan or supplemental executive retirement plan. Notwithstanding the foregoing, nothing contained in this Agreement (including, without limitation, Section 12 below) shall affect the force and effect of the Agreement, dated April 15, 1994, as amended and restated on February 1, 1996 and as further amended


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and restated on November 20, 1996 between the Company and the Executive relating to certain supplemental retirement, medical insurance, disability and other benefits and rights, a copy of which is attached hereto as Exhibit A (the "Supplemental Agreement")."

                  4. Effective November 20, 1996, the first paragraph of Section 6 is amended to read as follows:

                           "6. Following a Change in Control, as defined below,
the Executive, on thirty days written notice (which notice must be delivered within twelve months after the Company gives the Executive notice of the Change in Control or the Executive has actual knowledge of such Change in Control), may terminate his employment with the Company. Upon any such termination, the Executive shall be entitled to severance pay in an amount equal to thirty months' Salary. In addition, the Executive shall continue to receive life insurance and medical insurance under the Company's Executive Medical Plan for Active Employees (as in effect as of the date of this Agreement) provided pursuant to Sections 5 and 6 hereof during the Severance Period (which is in addition to, and not in lieu of, benefit continuation under COBRA). Severance pay pursuant to this Section shall be in lieu of severance pay pursuant to any Lone Star policy or other agreement (except that the supplemental retirement benefit and all other provisions of the Supplemental Agreement shall remain in full force and effect) and all other obligations of the Company for severance pay under this Agreement. For



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purposes of this Agreement a "Change in Control" shall be deemed to have occurred upon the occurrence of any of the following events:"



                                      By: /s/ William M. Troutman
                                              Lone Star Industries, Inc.
                                              Executive


                                      By: /s/ David W. Wallace
                                              Lone Star Industries, Inc.
                                              Chairman of the Board


                                      By: /s/ Jack Wentworth
                                              Chairman of the
                                              Compensation and Stock
                                              Option Committee



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